As filed with the Securities and Exchange Commission on October 24, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	2834	91-1533912
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James A. Bianco

President and Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Kennedy, Esq.

O’Melveny & Myers LLP

Embarcadero Center West

275 Battery Street, Suite 2600

San Francisco, California 94111-3305

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (hereinafter the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share (3)	8,670,520	$1.67(4)	$14,479,769(4)	$1,550
(1)	Pursuant to Rule 416 of the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and distributions, if any.
(3)	Shares of the registrant’s common stock being registered hereby are accompanied by the registrant’s preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for common stock and will be transferred along with and only with the common stock.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq National Market on October 19, 2006, which was $1.67.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and selling securityholder named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion,

Dated October 24, 2006

PRELIMINARY PROSPECTUS

8,670,520 Shares of

Common Stock

We issued the common stock offered by this prospectus in a private placement in October 2006. This prospectus will be used by selling securityholders to resell their common stock. We will not receive any proceeds from this offering.

Our common stock is quoted on the Nasdaq National Market under the symbol “CTIC.” On October 19, 2006, the last reported sale price for our common stock on the Nasdaq National Market was $1.64 per share.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                         , 2006

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risk factors contained in and incorporated by reference into this prospectus when evaluating an investment in our common stock. This prospectus and the documents incorporated by reference into this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including:

•	any statement regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement, including any agreement with Novartis Pharma AG or its affiliates, including whether or not such partner will elect to participate, terminate or otherwise make elections under any such partnership agreement or whether any regulatory authorizations required under such agreement will be obtained;

•	any projections of earnings, revenues or other financial items;

•	any statements of the plans and objectives of management for future operations;

•	any statements concerning proposed new products or services;

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies;

•	any statements concerning proposed new products or services, any statements regarding pending or future mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by the use of terminology such as “may”, “will”, “expects”, “plans”, “anticipates”, “estimates”, “potential”, or “continue” or the negative thereof or other comparable terminology. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from these projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in this prospectus. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results might differ.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus. The following summary does not contain all the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and the documents that we have incorporated by reference into this prospectus. Unless otherwise indicated, “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to Cell Therapeutics, Inc. and its subsidiaries.

Our Company

We develop, acquire and commercialize novel treatments for cancer. Our goal is to build a leading biopharmaceutical company with a diversified portfolio of proprietary oncology drugs. Our research, development, acquisition and in-licensing activities concentrate on identifying and developing new, less toxic and more effective ways to treat cancer. We are developing XYOTAX, paclitaxel poliglumex, for the treatment of non-small cell lung cancer, or NSCLC, and ovarian cancer. Our STELLAR 2, 3, and 4 phase III clinical studies for XYOTAX did not meet our primary endpoint of superior overall survival. In December 2005, we initiated an additional study, known as the PIONEER, or PGT305, study, for XYOTAX as first-line monotherapy in PS2 women with NSCLC. In February 2006, the U.S. Food and Drug Administration, or FDA, confirmed that XYOTAX qualifies for fast track designation for the treatment of PS2 women with first-line advanced NSCLC. In a meeting with the FDA in the first half of 2006, we agreed on a new drug application, or NDA, submission route for XYOTAX for women with advanced NSCLC who are PS2. The FDA agreed to review an NDA submission based on interim results of the PIONEER trial with the results of the STELLAR 3 and 4 trials to support the filing. Based on this feedback, if the PIONEER trial meets its pre-specified interim endpoint, we plan to submit an NDA in the second half of 2007 and would request a priority (six month) review based on the fast track designation, instead of the standard (ten month) review as previously planned. We may be unable to submit an NDA as discussed if the PIONEER trial does not meet its pre-specified interim endpoint. Based on discussions with Scientific Advice Working Party, or SAWP, of the European Medicines Agency, or EMEA, we plan to submit a marketing authorization application, or MAA, in Europe based on a non inferior survival and improved side effect profile. The discussions with the SAWP focused on using the STELLAR 4 study as primary evidence of non-inferiority and the STELLAR 3 study as supportive.

We are developing pixantrone, a novel anthracycline derivative, for the treatment of non-Hodgkin’s lymphoma, or NHL.

On September 15, 2006, we entered into a License and Co-Development Agreement related to XYOTAX and pixantrone. The License and Co-Development Agreement is filed as an exhibit to our Current Report on Form 8-K filed on September 18, 2006 and is incorporated by reference herein.

Other Information

We were incorporated in Washington in 1991. Our principal executive offices are located at 501 Elliott Avenue West, Seattle, Washington 98119. Our telephone number is (206) 282-7100. Our website can be found at www.cticseattle.com. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and amendments to such filings, as soon as reasonably practicable after each is electronically filed with, or furnished to, the Securities and Exchange Commission, or the SEC. Information on our website does not constitute part of this prospectus unless it is otherwise specifically incorporated by reference herein.

“CTI” and “XYOTAX” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

R ISK FACTORS

You should carefully consider the risks described below and other information in this prospectus and in the documents incorporated by reference into this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline.

Risks Related To Our Business and the Securities Markets

Please see the information provided under the heading “Risk Factors” on page 32 of our Quarterly Report on Form 10-Q filed on August 9, 2006, which are incorporated by reference herein.

LEGAL PROCEEDINGS

On February 10, 2004, Micromet AG, or Micromet, a Munich, Germany-based company, filed complaints against CTI in the federal district court for the Western District in the State of Washington, asserting that CTI-Europe, formerly known as Novuspharma S.p.A., had purportedly breached a contract with Micromet for the development of MT-201, a fully human antibody targeting the EP-CAM molecule. The claims alleged that CTI-Europe failed to pay for certain milestones and development expenses owed under the contract. On February 23, 2004, we answered the complaint, denying the substance of the allegations and filed counterclaims for breach of contract and for rescission of the contract based on Micromet’s misrepresentations and failures to disclose material information including preclinical trial tests which were determined to be invalid. On May 3, 2006, CTI and Micromet entered into a settlement and release regarding this lawsuit pursuant to which we paid Micromet approximately $1.9 million in cash and the lawsuit was dismissed with prejudice.

Beginning in March 2005, a number of purported shareholder class actions, alleging violations of federal securities laws, were filed against CTI, James Bianco and Max Link. These actions were consolidated in the United States District Court for the Western District of Washington. On November 7, 2005, the plaintiffs filed a Consolidated and Amended Class Action Complaint against CTI, James Bianco and Jack Singer. The Consolidated and Amended Complaint asserts claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder on behalf of a class of purchasers of common stock during the period from November 14, 2003 to March 7, 2005, or the Class Period. Plaintiffs alleged that the defendants violated federal securities laws by, among other things, making false statements of material facts and/or omitting to state material facts to make the statements not misleading in connection with the results of the Company’s STELLAR clinical trials for its drug XYOTAX. On January 6, 2006, we filed a motion to dismiss this class action complaint. On May 4, 2006 the Court granted our motion to dismiss this lawsuit with leave to the plaintiffs to amend. On June 8, 2006 the Court entered a dismissal of this lawsuit with prejudice.

On May 9, 2005, Terence Fernandes, a shareholder of CTI, filed a complaint in the Superior Court of the State of Washington, King County on behalf of CTI against members of CTI’s board of directors. The shareholder derivative action alleges breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment since June 7, 2004. On December 7,

2005, plaintiff filed an amended complaint and defendants filed a motion to dismiss on February 6, 2006, to which plaintiffs responded on March 10, 2006. Defendants filed a reply brief on April 10, 2006. On June 22, 2006 the Court granted our motion to dismiss this lawsuit with leave to the plaintiffs to amend. The period of time for the plaintiffs to amend the complaint has tolled. On July 31, 2006 defendants filed a motion to dismiss this lawsuit with prejudice for the failure of the plaintiffs to amend the complaint. On August 23, 2006, the Court entered a dismissal of this lawsuit with prejudice.

The United States Attorney’s Office, or USAO, for the Western District of Washington is conducting an investigation into certain of CTI’s business practices relating to TRISENOX. USAO’s investigation relates to CTI’s promotional practices relating to TRISENOX; its reporting of revenue relating to TRISENOX sales; and statements made CTI representatives, and its expert third party reimbursement consultant, relating to the eligibility of TRISENOX for Medicare reimbursement when the drug was used to treat certain off-label indications. USAO has issued subpoenas to third parties relating to its investigation. CTI is fully cooperating with USAO (through the provision of documents and periodic meetings) and has not received a subpoena relating to the matter. Management cannot predict whether USAO will bring formal criminal enforcement proceedings (and USAO has not indicated that it will). Claims associated with the above-referenced as well as related conduct have been filed against CTI under seal on behalf of the government by a private party in a qui tam action. Based on information currently available to CTI, we believe that the USAO may recommend to the Department of Justice that the government intervene in the qui tam action, as is its right, and assume the conduct of this lawsuit. We believe that regardless of whether the government or the private party pursues this lawsuit that one of the primary claims that might be pursued would be that CTI violated the Federal False Claims Act by receiving reimbursement from Medicare for improper off-label use of Trisenox or otherwise ineligible sales of TRISENOX over the period ranging from October 2000 until TRISENOX’ disposition to Cephalon in July of 2005. During this period CTI utilized a third party reimbursement expert. CTI believes it has meritorious defenses to these claims. It is unclear to CTI under this theory what sales or portions thereof would be in question. Accordingly, CTI cannot provide an estimate of a possible loss or range of loss in connection with this investigation or lawsuit. Under the False Claims Act, damages can be trebled and separate fines imposed for each violation, if the government or the private party plaintiff were to prevail in this lawsuit it is likely that such an adverse judgment would have a material adverse effect on our financial position, liquidity and results of operations.

In addition to the litigation discussed above, we are from time to time, subject to legal proceedings and claims arising in the ordinary course of business, some of which may be covered in whole or in part by insurance.

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the common stock being offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, as amended, our bylaws, as amended, and all applicable provisions of Washington law.

General

We are authorized to issue 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of the close of business on October 19, 2006, there were 144,652,751 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

The board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the company without further action by the shareholders.

We designated 100,000 shares of our preferred stock as Series C preferred stock in November 1996 in connection with the adoption of a shareholder rights plan as described below.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-takeover Effects of Provisions of Washington Law and our Charter and Bylaws

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the company. Chapter 23B.11 and 23B.12 of the Washington Business Corporation Act (the WBCA) permits a merger, sale of assets or liquidation of the company, subject to certain requirements. In addition, Chapter 23B.12 of the WBCA prohibits the company, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons who acquire 10% or more of the company’s voting securities without the prior approval of the company’s board of directors) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive any disproportionate benefit as a shareholder. The company may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the company.

Our board of directors is divided into three approximately equal classes of directors serving staggered three-year terms. In addition, our Amended and Restated Articles of Incorporation provide that directors may be removed from office only at a meeting of shareholders called expressly for that purpose and only for cause. Our Amended and Restated Articles of Incorporation limit “cause” to willful misfeasance having a material adverse effect on the company or conviction of a felony, provided that any action by a director shall not constitute “cause” if, in good faith, the director believed the action to be in or not opposed to the best interests of the company or if the director is entitled to be indemnified with respect to such action under applicable law, our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, or a contract with the company. Further, our Amended and Restated Bylaws require a shareholder to provide notice to the company of such shareholder’s intent to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders or, in the case of an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying change in control or management of our company.

Shareholder Rights Plan

On November 11, 1996, our board of directors adopted a shareholder rights plan and declared a distribution of one preferred stock purchase right (a right) for each outstanding share of common stock to shareholders of record as of the close of business November 21, 1996 and for each share of common stock issued thereafter pursuant to a rights agreement entered into on November 11, 1996 and amended November 20, 2002, between the company and Computershare Investor Services, LLC as Rights Agent (the rights agreement). The shareholder rights plan expires on November 11, 2006. In connection with the adoption of the rights agreement, we reserved for issuance 100,000 shares of series C preferred stock. The series C preferred stock will only be issued in the event rights issued pursuant to the rights agreement are exercised.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

SELLING SECURITYHOLDERS

We originally issued the common stock offered by this prospectus in a private placement in October 2006. We are registering the common stock offered by this prospectus on behalf of the selling securityholder named in the table below. The selling securityholder may from time to time offer and sell any or all of the common stock.

The following table contains information as of October 19, 2006, with respect to the selling securityholder and the number of shares of common stock beneficially owned by the selling securityholder that may be offered using this prospectus. We prepared this table based on the information supplied to us by the selling securityholder named in the table.

The selling securityholder may sell all, some or none of their shares in this offering. See “Plan of Distribution” beginning on page 8 of this prospectus.

Any selling securityholder that is identified as a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder obtained the security as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder purchased in the ordinary course of business and, at the time of its purchase of the security to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the security. As a result, any profits on the sale of securities by selling securityholders who are deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be “underwriters” will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Name	Number of Shares of Common Stock That May be Sold	Total Shares Beneficially Owned Prior to this Offering	Shares to be Beneficially Owned After Completion of this Offering	Percentage of Common Stock Outstanding After Completion of this Offering
Novartis Pharma AG	8,670,520	8,670,520	—	—

The selling securityholder listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock since the date on which the information in the above table is presented. Information about the selling securityholder may change from over time. Any changed information provided to us will be set forth in prospectus supplements.

Because the selling securityholder may offer all, some or none of their common stock, we cannot estimate the amount of common stock that will be held by the selling securityholder upon the termination of any particular offering. For information on the procedures for sales by selling securityholders, see the section entitled “Plan of Distribution” below.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds from the sale of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:

•	directly by the selling securityholder; or

•	through one or more underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or agent’s commissions from the selling securityholder or the purchasers of the common stock.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market System;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	cross transactions, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	under which broker-dealers agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling securityholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or agent’s commissions from the selling securityholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or agent’s commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). We will not pay any commissions, fees or discounts of underwriters, brokers, dealers and agents in connection with any sales by any selling securityholder.

In connection with sales of the shares of common stock or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions it assumes. The selling securityholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares of common stock.

The selling securityholder and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling securityholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The selling securityholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders in the table under the heading “Selling Securityholders” to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that the selling securityholder will sell any or all of the common stock pursuant to this prospectus. In addition, we cannot assure you that the selling securityholder will not transfer, devise or gift the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholder and any such broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the common stock and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholder were to be deemed an underwriter, the selling securityholder may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

To our knowledge, there are currently no plans, arrangement or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the common stock.

Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the selling securityholder will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities. We have agreed to pay substantially all of the expenses incidental to the registration of the common stock.

LEGAL MATTERS

The validity of the issuance of the Cell Therapeutics, Inc. securities offered by this prospectus will be passed upon for Cell Therapeutics, Inc. by O’Melveny & Myers LLP, San Francisco, California.

EXPERTS

Stonefield Josephson, Inc., independent registered public accountants, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Grant Thornton LLP, independent registered public accountants, have audited our consolidated financial statements and schedule for the year ended December 31, 2004, included in our Annual Report on Form 10-K/A for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2003, included in our Annual Report on Form 10-K/A for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our 2003 consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available free of charge on our web site, http://www.cticseattle.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material also may be obtained at prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our common stock is listed on the Nasdaq National Market and such reports, proxy statements and other information concerning us may be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission, including all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is complete:

•	our Preliminary Proxy Statement on Schedule 14A for our 2006 Annual Meeting of Shareholders filed October 5, 2006;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•	our Current Report on Form 8-K filed on July 14, 2006;

•	our Current Report on Form 8-K filed on August 3, 2006;

•	our Current Report on Form 8-K filed on September 18, 2006;

•	our Current Report on Form 8-K filed on September 20, 2006;

•	our Current Report on Form 8-K filed on October 5, 2006;

•	our Current Report on Form 8-K filed on October 19, 2006;

•	our Current Report on Form 8-K filed on October 20, 2006; and

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A/A filed with the SEC on January 10, 2003 (No. 001-12465), including any amendment or reports filed for the purpose of updating that description.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this prospectus.

We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and we make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

We will provide without charge to each person, including any beneficial owner of CTI common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference in the prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus). Requests should be directed to:

Louis A. Bianco

Executive Vice President, Finance and Administration

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated expenses to be paid by the Registrant in connection with this offering (including the private placement of the common stock in October 2006) are set forth in the following table. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,550
Accounting fees and expenses	60,000
Legal fees and expenses	275,000
Miscellaneous	25,000

Total	$361,550

Item 15. Indemnification of Directors and Officers of Cell Therapeutics, Inc.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Article IX of the Registrant’s Restated Bylaws provides for indemnification of the Registrant’s directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Registrant’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Registrant and its shareholders.

The Registrant has entered into an indemnification agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Washington law. The Registrant agrees to hold harmless and indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee, trustee or agent of the Registrant or any related company, partnership or enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity and any action, suit, claim or proceeding instructed by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant’s Board of Directors. No indemnity pursuant to the indemnification agreements shall be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against the officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, and amendments thereto, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Registrant.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

3.1(1)	Registrant’s Amended and Restated Articles of Incorporation.

3.2(2)	Registrant’s Amended and Restated Bylaws.

4.1(3)	Registration Rights Agreement, dated September 15, 2006, by and among Cell Therapeutics, Inc. and Novartis Pharma AG.

5.1	Opinion of O’Melveny & Myers, LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.4	Consent of O’Melveny & Myers, LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of Cell Therapeutics, Inc. (included on the signature page of this Form S-3 and incorporated herein by reference).

(1)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K filed June 4, 2004.
(2)	Incorporated by reference to Appendix H to the Registrant’s Registration Statement on Form S-4 (No. 333-106906).
(3)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K filed September 18, 2006.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on October 24, 2006.

CELL THERAPEUTICS, INC.

By:	/s/ JAMES A. BIANCO
James A. Bianco, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cell Therapeutics, Inc., a Washington corporation, do hereby constitute and appoint James A. Bianco and Louis A. Bianco and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. NUDELMAN Phillip M. Nudelman, Ph.D.	Chairman of the Board	October 24, 2006

/s/ JAMES A. BIANCO James A. Bianco, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2006

/s/ LOUIS A. BIANCO Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	October 24, 2006

Signature	Title	Date

/s/ JOHN H. BAUER John H. Bauer	Director	October 24, 2006

/s/ VARTAN GREGORIAN Vartan Gregorian, Ph.D.	Director	October 24, 2006

/s/ MARY O’NEILL MUNDINGER Mary O’Neill Mundinger, DrPH	Director	October 24, 2006

/s/ JACK W. SINGER Jack W. Singer, M.D.	Director	October 24, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1(1)	Registrant’s Amended and Restated Articles of Incorporation.

3.2(2)	Registrant’s Amended and Restated Bylaws.

4.1(3)	Registration Rights Agreement, dated September 15, 2006, by and among Cell Therapeutics, Inc. and Novartis Pharma AG.

5.1	Opinion of O’Melveny & Myers, LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.4	Consent of O’Melveny & Myers, LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of Cell Therapeutics, Inc. (included on the signature page of this Form S-3 and incorporated herein by reference).

(1)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K filed June 4, 2004.
(2)	Incorporated by reference to Appendix H to the Registrant’s Registration Statement on Form S-4 (No. 333-106906).
(3)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K filed September 18, 2006.